Exhibit 3.1

CERTIFICATE OF CORRECTION

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 105 of the Business Corporation Law of the State of New York

FIRST:           The name of the corporation is: Mechanical Technology, Incorporated (the “Corporation”).

SECOND:      The date the document to be corrected was filed by the Department of State is:

October 13, 1999.

THIRD:          The nature of the informality, error, incorrect statement or defect to be corrected is the Restated Certificate of Incorporation of the Corporation filed by the Department of State on October 13, 1999 (the “Restated Certificate of Incorporation”) does not in all instances identify which paragraphs of the then-existing Certificate of Incorporation of the Corporation are to be amended or changed and where certain text is to be added to, deleted from or renumbered with respect to the then-existing Certificate of Incorporation of the Corporation.  The Restated Certificate of Incorporation additionally contains certain typographical errors in Paragraphs 3, 4 and 5 in need of correction.  Furthermore, the Restated Certificate of Incorporation, as set forth in Paragraph 5 of the Restated Certificate of Incorporation, does not include or properly determine the location of all existing text within the Certificate of Incorporation of the Corporation, as originally filed on October 4, 1961 or later amended prior to October 13, 1999.

FOURTH:      Paragraph 3 of the Restated Certificate of Incorporation is corrected to read as follows:

                        3.         The certificate of incorporation of the corporation, as amended heretofore, is further amended to effect the following amendments authorized by the Business Corporation Law:

                                    (a)  Paragraph FIRST of the certificate of incorporation of the corporation setting forth the corporate name is deleted in its entirety and a new paragraph FIRST is added to read as follows:

The name of the corporation is Mechanical Technology, Incorporated.

                                    (b) Paragraph SECOND of the certificate of incorporation of the corporation pertaining to the purposes of the corporation is deleted in its entirety and a new paragraph SECOND is added to read as follows:

The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law.  The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

(c)  Paragraph THIRD of the certificate of incorporation pertaining to the number and class of shares of the corporation is amended to add the text set forth in Paragraph 4 of that certain Certificate of Amendment of Certificate of Incorporation of the Corporation filed by the Department of State on March 6, 1986 and to read as follows:

The aggregate number of shares which the corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares, par value $1.00 per share.

(d) Paragraph FOURTH of the certificate of incorporation of the corporation pertaining to the office of the corporation is deleted in its entirety and a new paragraph FOURTH is added to read as follows:

The office of the corporation shall be located at a place within Albany County.

                                    (e)  Paragraph SIXTH of the certificate of incorporation of the corporation pertaining to the number of directors serving on the board of directors of the corporation is deleted in its entirety and a new paragraph SIXTH is added to read as follows:

The number of directors constituting the entire board of directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire board of directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be eight until otherwise fixed by a majority of the entire board of directors.  The board of directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year.  At the annual meeting of stockholders in 1998, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provision of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire board of directors.

                                    (f)  Paragraphs SEVENTH, EIGHTH and TENTH of the certificate of incorporation of the corporation pertaining to the names and addresses of the initial directors, the names and addresses of the subscribers of the certificate of incorporation and the age, citizenship and residency of subscribers and an initial director are omitted from the restatement of the text of the certificate of incorporation of the corporation.

                                    (g)  A new paragraph SEVENTH regarding indemnification of officers and directors of the corporation is added to the certificate of incorporation of the corporation to read as follows:

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgements, fines, amounts paid in settlement and expenses, including attorneys’ fees actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

(h)  A new paragraph EIGHTH regarding personal liability of the directors of the corporation is added to the certificate of incorporation of the corporation to read as follows:

Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Paragraph became effective.

(i)  Paragraph NINTH of the certificate of incorporation of the corporation pertaining to the designation of the Secretary of State as agent for service of process is deleted in its entirety and a new paragraph NINTH is added to read as follows:

The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 968 Albany-Shaker Road, Latham, New York 12110.

(j) Paragraph ELEVENTH of the certificate of incorporation of the corporation is renumbered as paragraph TENTH.

(k)  Paragraph TWELFTH of the certificate of incorporation of the corporation is renumbered as paragraph ELEVENTH.

FIFTH:           Paragraph 4 of the Restated Certificate of Incorporation is corrected to read as follows:

            The amendments effected by Paragraph 3 of this Restated Certificate of Incorporation and the restatement of the corporation’s certificate of incorporation set forth in paragraph 5 of this Restated Certificate of Incorporation were authorized by the affirmative vote of a majority of the board of directors of the corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares of the corporation’s common stock entitled to vote at a meeting of shareholders.

SIXTH:          Paragraph 5 of the Restated Certificate of Incorporation is corrected to read as follows:

            The text of the certificate of incorporation of the corporation is hereby restated, as amended hereby, to read as herein set forth in full:

FIRST: The name of the corporation is MECHANICAL TECHNOLOGY, INCORPORATED.

SECOND: The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law.  The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD: The aggregate number of shares which the corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares, par value $1.00 per share.

FOURTH: The office of the corporation shall be located at a place within Albany County.

FIFTH: The duration of said corporation shall be perpetual.

SIXTH: The number of directors constituting the entire board of directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire board of directors, provided however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be eight until otherwise fixed by a majority of the entire board of directors.  The board of directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year.  At the annual meeting of stockholders in 1998, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors then in office may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provision of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire board of directors.

SEVENTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgements, fines, amounts paid in settlement and expenses, including attorneys’ fees actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

EIGHTH:  Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Paragraph became effective.

NINTH:  The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 968 Albany-Shaker Road, Latham, New York 12110.

TENTH: The corporation may issue and sell its shares without par value for such consideration as, from time to time, may be fixed by the board of directors.

ELEVENTH: No shareholder of this corporation shall have a pre-emptive right because of his stock holdings to have first offered to him any part of any stock of this corporation hereafter issued, optioned or sold.  This provision shall operate to defeat pre-emptive rights in all stock and classes of stock now authorized or which this corporation may be hereafter authorized to issue by any amended certificate duly filed.  Thus, any and all of the stock of this corporation presently authorized and any and all of the stock of this corporation which may hereafter be authorized may at any time be issued, optioned and contracted for sale and/or sold and disposed of by direction of the board of directors of this corporation to such persons and upon such terms and conditions as may to the directors seem proper and advisable without first offering the said stock or any part thereof to existing shareholders.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Restated Certificate of Incorporation of Mechanical Technology, Incorporated pursuant to Section 105 of the New York Business Corporation Law as of the 17th day of October, 2016.

By: ____________________________
Name: Kevin G. Lynch
Title: Chief Executive Officer

[Signature Page to Certificate of Correction – 10-13-99 Filing]

CERTIFICATE OF CORRECTION

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 105 of the Business Corporation Law of the State of New York

Filed by:	Couch White, LLP
540 Broadway, PO Box 22222
Albany, New York 12201-2222
CUST REF #17933

[Signature Page to Certificate of Correction – 10-13-99 Filing]

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 105 of the Business Corporation Law of the State of New York

FIRST:           The name of the corporation is: Mechanical Technology, Incorporated (the “Corporation”).

SECOND:      The date the document to be corrected was filed by the Department of State is:

May 19, 2008.

THIRD:          The nature of the informality, error, incorrect statement or defect to be corrected is the Certificate of Amendment of the Certificate of Incorporation filed by the Department of State on May 19, 2008 (the “Certificate of Amendment”) makes an incorrect reference to the paragraph number of the Certificate of Incorporation of the Corporation being amended pursuant to such Certificate of Amendment.  Paragraph number references within the Certificate of Incorporation of the Corporation were previously corrected by the filing by the Department of State of a separate Certificate of Correction of Restated Certificate of Incorporation of Mechanical Technology, Incorporated.  The paragraph references to the Certificate of Incorporation of the Corporation within this Certificate of Correction correspond to the correct paragraph number as set forth in such previously filed Certificate of Correction of Restated Certificate of Incorporation of Mechanical Technology, Incorporated

FOURTH:      Paragraph FOURTH of the Certificate of Amendment is corrected to read as follows:

                        FOURTH: To accomplish the foregoing amendment, Paragraph THIRD of the Certificate of Incorporation of the Corporation, relating to the authorized capital stock of the Corporation, is amended in its entirety and replaced as follows:

THIRD: The aggregate number of shares which the corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares, par value $0.01 per share.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Amendment of the Certificate of Incorporation of Mechanical Technology, Incorporated pursuant to Section 105 of the New York Business Corporation Law as of the 17th day of October, 2016.

By: ____________________________
Name: Kevin G. Lynch
Title: Chief Executive Officer

[Signature Page to Certificate of Correction – 05-19-08 Filing]

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 105 of the Business Corporation Law of the State of New York

Filed by:	Couch White, LLP
540 Broadway, PO Box 22222
Albany, New York 12201-2222
CUST REF #17933